Exhibit 23.1

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B. Soc., Sc., LL.B., P.C.LL., Barrister-at-law, C.P.A. (Practising).

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-167276 and File No. 333-171728) and Form S-8 (File No. 333-165801 and File No. 333-172922) of Shengkai Innovations, Inc., of our report dated September 20, 2012 relating to the consolidated financial statements of Shengkai Innovations, Inc., as of June 30, 2012 and 2011 and for the years then ended, which appears in this annual report on Form 10-K/A.

Respectfully submitted,

ALBERT WONG & CO.
Certified Public Accountants

Hong Kong
June 27, 2013